UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
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[_]  Soliciting Material Under ss.240.14a-12

                          RIVIERA HOLDINGS CORPORATION
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                (Name of Registrant as Specified in Its Charter)

   Flag Luxury Riv, LLC; RH1, LLC; Rivacq LLC; Paul Kanavos; Robert Sillerman;
        Mitchell J. Nelson; Brett Torino; Barry Sternlicht; Matthew Eby;
               Michael D. Rumbolz; Larry duBoef; W. Dan Reichartz;
                        Thalia M. Dondero; Daniel W. Yih
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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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


The following press release was issued by Riv Acquisition Holdings, Inc. on May 14, 2007.

NEWS

FROM:             Riv Acquisition Holdings, Inc.
                  3753 Howard Hughes Parkway, Suite 101
                  Las Vegas, Nevada 89109

CONTACT:          Rubenstein Associates, Inc.
                  Rick Matthews (212) 843-8267 or rmatthews@rubenstein.com

                  Faiss Foley Warren
                  Helen Foley (702) 933-7777

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        Investor Group Considers Making Higher Offer for Riviera Holdings

                          Withdraws Proxy Solicitation

LAS VEGAS, NEV, May 14, 2007 - Riviera Holdings (AMEX:RIV) stockholders affiliated with Riv Acquisition ("Riv Acquisition") today sent the following letter to the Riviera Holdings Board of Directors:



May 14, 2007

Board of Directors
Riviera Holdings Corporation
2901 Las Vegas Boulevard South
Las Vegas, Nevada  89109

Gentlemen:

In light of the recent announcement by the Board of Directors of Riviera Holdings Corporation that it will initiate a process of considering strategic alternatives for the company, the consortium made up of Flag Luxury Riv, LLC, Rivacq LLC and RH1, LLC has decided to withdraw its nomination of Messrs. Michael D. Rumbolz, Larry duBoef, W. Dan Reichartz and Daniel W. Yih and Ms. Thalia M. Dondero for election to the Board at Riviera's 2007 Annual Meeting.

Our primary objective in nominating an alternative slate of directors has always been the maximization of value for all shareholders. Now that the Board has indicated that it will seek to maximize shareholder value, we believe that replacing the Board is not necessary at this time. We expect that the Board will conduct an open and fair process and that it will give due consideration to all expressions of interest prior to entering into a definitive agreement for a sale of the company. Consistent with this, we expect that the Board will allow our group to participate in the process on an equal footing with other bidders, will consider all potential structures for an acquisition of the company, and will no longer raise technical objections to proposed transaction structures as it has in the past. Our group is currently considering all of its options, which may include making a higher offer than the $30 per share expression of interest that the Board announced on May 11. Given the Board's past characterization of our group's unconditional merger proposal as "highly conditional", we request prompt disclosure of the specific terms of this new expression of interest.

As you know, our group is the largest shareholder of the company. We believe that shareholders will hold the Board accountable if it does not act consistently with its stated course of pursuing maximum value for all shareholders.

                                       Very truly yours,

                                       FLAG LUXURY RIV, LLC


                                       By:    /s/ Paul Kanavos
                                           ------------------------------------
                                           Name:  Paul Kanavos
                                           Title: President